UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of Report (Date of earliest event reported): April 5, 2007

AVP, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

005-79737	98-0142664
(Commission File Number)	(IRS Employer Identification No.)

6100 Center Drive, Suite 900, Los Angeles, CA	90045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(310) 426-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 5, 2007, AVP, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the "Merger Agreement") with AVP Holdings, Inc. and AVP Acquisition Corp., affiliates of Shamrock Holdings, Inc. ("Shamrock"). Pursuant to the terms of the Merger Agreement, AVP Acquisition Corp. will be merged with and into the Company, with the Company continuing as the surviving corporation. Upon consummation of the merger, each outstanding share of Company common stock will be cancelled and converted into the right to receive $1.23, and the Company will become a wholly owned subsidiary of AVP Holdings, Inc. The total value of the transaction is approximately $36.9 million.

The Company's senior management team will retain their current positions in the surviving corporation and are expected to receive options to purchase common stock of AVP Holdings, Inc.

Immediately prior to the merger, Leonard Armato, the Chairman and Chief Executive Officer of the Company, will contribute to AVP Holdings, Inc. all of the shares of Company common stock that he owns and an additional amount of cash, in exchange for shares of capital stock of AVP Holdings, Inc.

The transaction, which is expected to close in the summer of 2007, is subject to certain customary terms and conditions, including stockholder approval, but is not subject to any financing condition.

Upon completion of this transaction, the Company will become a privately held company and its common stock will no longer be traded on the OTC Bulletin Board. The Company has 45 days from April 5 to solicit offers from other interested buyers.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

In connection with the proposed transaction, the Company will file a proxy statement with the Securities and Exchange Commission. THE COMPANY IS NOT NOW REQUESTING ANY PROXY. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the Securities and Exchange Commission at its web site, www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company Secretary, c/o Secretary, AVP, Inc., 6100 Center Drive, Suite 900, Los Angeles, CA 90045, telephone number (310) 426-8000.

The Company and its directors and executive officers, who are identified in the Company's 2006 Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information concerning the interests of the Company's participants in the solicitation will be contained in the proxy statement relating to the transaction when it becomes available.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Agreement and Plan of Merger, dated as of April 5, 2007, by and among AVP, Inc. AVP Holdings, Inc. and AVP Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AVP, INC.

By: /s/ Thomas Torii
Name:	Thomas Torii
Title:	Controller

Dated: April 9, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Agreement and Plan of Merger, dated as of April 5, 2007, by and among AVP, Inc. AVP Holdings, Inc. and AVP Acquisition Corp.